Exhibit (a)(2)

DWS VARIABLE SERIES II

AMENDED AND RESTATED DESIGNATION OF SERIES AND CLASSES OF

SHARES OF BENEFICIAL INTEREST

WHEREAS, the Trustees of DWS Variable Series II (the “Trust”), acting pursuant to the Trust’s Declaration of Trust as then in effect, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective June 2, 2008, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article Fifth, Section 5.12 of the Amended and Restated Declaration of Trust (the “Declaration”), the Trustees by written consent dated June 2, 2008, authorized the establishment of DWS Alternative Asset Allocation Plus VIP as an additional Series of the Trust and the establishment of the Class “A” shares of the DWS Alternative Asset Allocation Plus VIP Series of the Trust;

NOW THEREFORE, the Trustees of the Trust hereby amend and restate the Trust’s Restated Designation of Series and Classes of Shares of Beneficial Interest in its entirety as follows:

1.        The following Series of Shares and Classes thereof are established and designated, the Shares of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this restated designation:

DWS Alternative Asset Allocation Plus VIP	Class A Shares

DWS Balanced VIP	Class A Shares
Class B Shares

DWS Blue Chip VIP	Class A Shares
Class B Shares

DWS Conservative Allocation VIP	Class B Shares

DWS Core Fixed Income VIP	Class A Shares
Class B Shares

DWS Davis Venture Value VIP	Class A Shares
Class B Shares

DWS Dreman High Return Equity VIP	Class A Shares
Class B Shares

DWS Dreman Small Mid Cap Value VIP	Class A Shares
Class B Shares

DWS Global Thematic VIP	Class A Shares
Class B Shares

DWS Government & Agency Securities VIP	Class A Shares
Class B Shares

DWS Growth Allocation VIP	Class B Shares

DWS High Income VIP	Class A Shares
Class B Shares

DWS International Select Equity VIP	Class A Shares
Class B Shares

DWS Janus Growth & Income VIP	Class A Shares
Class B Shares

DWS Large Cap Value VIP	Class A Shares
Class B Shares

DWS Mid Cap Growth VIP	Class A Shares
Class B Shares

DWS Moderate Allocation VIP	Class B Shares

DWS Money Market VIP	Class A Shares
Class B Shares

DWS Small Cap Growth VIP	Class A Shares
Class B Shares

DWS Strategic Income VIP	Class A Shares
Class B Shares

DWS Technology VIP	Class A Shares
Class B Shares

DWS Turner Mid Cap Growth VIP	Class A Shares
Class B Shares

2.        For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, as such prospectus or statement of additional information may be further supplemented from time to time.

3.        The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being a majority of the Trustees of the Trust, have executed this instrument as of this 10th day of June 2008.

/s/John W. Ballantine	/s/Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/Dawn-Marie Driscoll	/s/Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/Paul K. Freeman	/s/Kenneth C. Froewiss
Paul K. Freeman, Trustee	Kenneth C. Froewiss, Trustee

Richard J. Herring, Trustee	William McClayton, Trustee
/s/Rebecca W. Rimel
Rebecca W. Rimel, Trustee	Axel Schwarzer, Trustee
/s/William N. Searcy, Jr.	/s/Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

Robert H. Wadsworth, Trustee

ADDENDUM

AMENDED & RESTATE DECLARATION OF TRUST

DATED: JUNE 2, 2008

Address of Trust:

Address of Principal Office in Massachusetts:	One Beacon Street, 14th Floor
Boston, Massachusetts 02108-3106

Address of Office Outside of Massachusetts:	345 Park Avenue
New York, New York 10154

Address of All Trustees:

Henry P. Becton, Jr.	9 Musketaquid Rd.	Concord, MA 01742
John W. Ballantine	1500 North Lake Shore Drive	Cape Coral, FL 33914
Dawn Marie Driscoll	4909 SW 9th Place	Wellesley, MA 02481
Keith R. Fox	22 Greylock Road	Chicago, IL 60610
Paul K. Freeman	3402 E. Eastman Avenue	Denver, CO 80210
Kenneth C. Froewiss	2 Brantwood Terrace	Short Hills, NJ 07078
Richard J. Herring	327 South Roberts Road, P.O. Box 768	Bryn Mawr, PA 19010
William McClayton	1500 North Lake Shore Drive	Chicago, IL 60610
Rebecca W. Rimmel	29048 Belchester Road	Kennedyville, MD 21645
Axel Schwarzer	345 Park Avenue	New York, NY 10154
William N. Searcy	4411 133rd St. Court NW	Gig Harbor, WA 98332
Jean Gleason Stromberg	3816 Military Road N.W.	Washington, DC 20015
Robert H. Wadsworth	6732 East Fanfol Drive	Paradise Valley, AZ 85253